Filed Pursuant to Rules 424(b)(3)
Registration Statement No. 333-158924

Prospectus Supplement No. 2

to

Prospectus Dated June 8, 2009

ROYAL STYLE DESIGN, INC.

We are supplementing our Prospectus dated June 8, 2009, as originally filed as part of our Registration Statement on Form S-1 (Reg. No. 333-158924) with the Securities and Exchange Commission (the “Commission”) on April 30, 2009, effective as of June 4, 2009, as previously supplemented on August 13, 2009, relating to the resale by certain selling stockholders of up to 2,000,000 shares of common stock (the “Prospectus”), to provide information contained in our Quarterly Report on Form 10-Q filed with the Commission on October 28, 2009 for the quarterly period ended September 30, 2009, a copy of which is attached hereto (without exhibits) and incorporated herein by reference.

You should read this Prospectus Supplement No. 2 in conjunction with the Prospectus, which is required to be delivered with all supplements thereto. This Prospectus Supplement No. 2 is qualified by reference to the Prospectus and any earlier supplement, except to the extent the information in this supplement updates or supersedes the information contained in the Prospectus or earlier supplement.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 7 OF THE PROSPECTUS FOR A DISCUSSION FOR THE RISKS ASSOCIATED WITH OUR BUSINESS.

QUARTERLY REPORT ON FORM 10-Q

On October 28, 2009, we filed the attached quarterly report on Form 10-Q for the quarterly period ended September 30, 2009 with the Commission.

---------------------------

Neither the Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 2 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is October 28, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________________________

Form 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2009

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from              to

Commission file number 000-53524

ROYAL STYLE DESIGN, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida	74-3184267
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

2561 Forsythe Road, Unit D, Orlando, FL	32807
(Address of principal executive offices)	(Zip Code)

(407) 758-6801
(Registrant's Telephone Number, Including Area Code)

(Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report)

Check  whether the issuer (1) filed all reports  required to be filed by Section 13 or 15(d) of the  Exchange  Act during the past 12 months (or for such shorter period that the registrant was required to file such reports),  and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes  ☐ No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes ☐    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a smaller reporting company.  (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  ☐ Yes    ☒ No

The number of shares outstanding the issuer's common stock, par value $.001 per share, was 6,500,000 as of October 15, 2009.

Royal Style Design, Inc.

Index
		Page
PART I.	FINANCIAL INFORMATION

Item 1.	Financial Statements	1

	Balance Sheets as of September 30, 2009
	and December 31, 2008 (unaudited)	2

	Statement of Operations for the Nine and Three Months
	Ended September 30, 2009 and 2008 (Unaudited)	3

	Statement of Stockholders' Equity for the Period Ended September 30, 2009 (Unaudited)	4

	Statement of Cash Flows for the Nine Months Ended September 30, 2009 and 2008 (Unaudited)	5

	Notes to Unaudited Financial Statements	6

Item 2.	Management's Discussion and Analysis of Financial
	Condition and Results of Operations	14

Item 3.	Quantitative and Qualitative Disclosures About Market Risk	18

Item 4T.	Controls and Procedures	18

PART II.	OTHER INFORMATION

Item 6.	Exhibits.	19

Signatures		19

ii

PART I—FINANCIAL INFORMATION

Item 1.  Financial Statements.

Certain information and footnote disclosures required under accounting principles generally accepted in the United States of America have been condensed or omitted from the following consolidated financial statements pursuant to the rules and regulations of the Securities and Exchange Commission.  It is suggested that the following consolidated financial statements be read in conjunction with the year-end consolidated financial statements and notes thereto included in the Company's Form 10-K for the year ending December 31, 2008.

The results of operations for the three and nine months ended September 30, 2009 and 2008 are not necessarily indicative of the results for the entire fiscal year or for any other period.

ROYAL STYLE DESIGN, INC.
BALANCE SHEET
(Unaudited)

	September 30,	December 31,
	2009	2008
ASSETS

Current Assets:
Cash	$6,517	$858
Accounts receivable	18,877	14,738
Prepaid expenses	13,060	46,192

Total Current Assets	38,454	61,788

Property and equipment-net	48,837	65,731

Other assets	425	425

Total Assets	$87,716	$127,944

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Accounts payable	$29,825	$11,770
Accrued expenses	2,144	28,834
Current portion of long-term debt	24,076	23,478

Total Current Liabilities	56,045	64,082

Long-term Liabilities:
Long-term debt - less current portion above	34,355	47,674

Total Liabilities	90,400	111,756

Stockholders' Equity (Deficiency):
Preferred Stock, $.001 par value; authorized
10,000,000 shares;
0 shares issued and outstanding
at September 30, 2009 and December 31, 2008, respectively	-	-
Common Stock, $.001 par value; authorized
100,000,000 shares;
6,500,000 and 4,500,000 shares issued and outstanding at
September 30, 2009 and December 31, 2008, respectively	6,500	4,500
Additional paid-in capital	152,957	56,625

Deficit	(162,141)	(44,937)

Total Stockholders' Equity (Deficiency)	(2,683)	16,188

Total Liabilities and
Stockholders' Equity (Deficiency)	$87,716	$127,944

See Notes to Unaudited Financial Statements

ROYAL STYLE DESIGN, INC.
STATEMENT OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		Three Months Ended September 30,
	2009	2008	2009	2008

Net sales:
Revenue	$275,368	$318,951	$64,997	$144,159

Cost and expenses:
Cost of sales (exclusive of depreciation	224,728	193,115	32,520	92,713
and amortization shown separately below)
General and administrative	150,122	103,140	41,806	51,658
Depreciation and amoritization expense	16,894	16,894	5,631	5,631
	391,744	313,149	79,958	150,002

Income (loss) from operations	(116,376)	5,802	(14,961)	(5,843)

Interest expense	828	1,498	-	474

Net earnings (loss) before provision for income taxes	(117,204)	4,304	(14,961)	(6,317)

Provision for income taxes	-	1,506	-	-

Net earnings (loss)	$(117,204)	$2,798	$(14,961)	$(6,317)

Earnings (loss) per common share - basic and diluted	$(0.02)	$0.01	$(0.01)	$(0.01)

Weighted average number of common stock shares
outstanding - basic and diluted	5,611,000	3,000,000	6,500,000	3,000,000

See Notes to Unaudited Financial Statements

ROYAL STYLE DESIGN, INC.
STATEMENT OF STOCKHOLDERS' DEFICIENCY
(Unaudited)

			Additional
	Number of		Paid-in
	Common Shares	Common Stock	Capital	Deficit	Total

Balance, January 1, 2008	3,000,000	$3,000	$(1,875)	$(2,920)	$(1,795)
Common stock issued for consulting
services (value of the consideration	1,500,000	1,500.00	58,500	-	60,000
received)
Net loss	-	-	-	(42,017)	(42,017)

Balance, December 31, 2008	4,500,000	4,500	56,625	(44,937)	16,188

Common stock issued for cash	2,000,000	2,000	96,332	-	98,332

Net loss	-	-	-	(117,204)	(117,204)

Balance, September 30, 2009	6,500,000	$6,500	$152,957	$(162,141)	$(2,683)

See Notes to Unaudited Financial Statements

ROYAL STYLE DESIGN, INC.
STATEMENT OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2009	2008

Cash flows from operating activities:
Net earnings (loss)	$(117,204)	$2,798
Adjustments to reconcile net cash
provided by operating activities:
Depreciation and amortization	16,894	16,894
Changes in operating assets and
liabilities:
(Increase) decrease in accounts receivable and prepaid expense	28,993	(7,851)
Decrease in accounts payable and accrued expenses	(8,636)	(9,498)

Net cash provided by (used in) operating
activities	(79,952)	2,343

Cash flows from financing activities:
Issuance of common stock for cash	98,332	-
Repayment of debt	(12,721)	(14,094)

Net cash provided by (used in) financing activities	85,611	(14,094)

Net (decrease) increase in cash	5,658	(11,751)
Cash-beginning of period	858	12,069

Cash-end of period	$6,517	$318

Supplementary information:
Cash paid during the year for:
Interest	$828	$1,498
Income taxes	$-	$-

See Notes to Unaudited Financial Statements

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

1.             DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The balance sheet as of September 30, 2009 and the statements of operations, stockholders’ deficiency and cash flows for the periods presented herein have been prepared by Royal Style Design, Inc. (the “Company” or “Royal Style Design”) and are unaudited.  In the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the financial position, results of operations, changes in stockholders’ equity and cash flows for all periods presented has been made.  The information for the balance sheet as of December 31, 2008 was derived from audited financial statements.

Organization

Royal Style Design, Inc. was incorporated in the State of Florida in July, 2006.  Royal Style Design specializes in customized solutions and installations in stone and tile in customized design homes in Central Florida.

Basis of Presentation

The Company's financial statements for the nine months ended September 30, 2009 have been prepared on a going concern basis which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business.  The Company has had recurring losses since inception.  Management recognized that the Company's continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and revenue to cover expenses as the Company continues to incur losses.

The Company's business is subject to most of the risks inherent in the establishment of a new business enterprise.  The likelihood of success of the Company must be considered in light of the expenses, difficulties, delays and unanticipated challenges encountered in connection with the formation of a new business, rising operating and development capital, and the marketing of a new product.  There is no assurance the Company will ultimately achieve a profitable level of operations.

The Company presently does not have sufficient liquid assets to finance its anticipated funding needs and obligations.  The Company's continued existence is dependent upon its ability to obtain needed working capital through additional equity and/or debt financing and achieve a level of sales adequate to support its cost structure.  Management is actively seeking additional capital to ensure the continuation of its current activities and complete its proposed activities.  However, there is no assurance that additional capital will be obtained.  These uncertainties raise substantial doubt about the ability of the Company to continue as a going concern.  The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties should the Company be unable to continue as a going concern.

Significant Accounting Policies

Principles of Preparation of Financial Statements

The financial statements of the Company are prepared using the accrual method of accounting.

Use of Estimates

The preparation of the financial statements in conformity with accepted accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Examples include estimates of costs to complete performance contracts, income tax exposures and valuation allowances.  Actual results could differ from those estimates.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Revenue Recognition

The Company recognizes revenue in accordance with the guidance contained in SEC Staff Bulletin No. 104, "Revenue Recognition in Financial Statements" ("SAB No. 104"). Revenue is recognized as each stage is completed, based upon a percentage of the projected Costs.  There are no customer acceptance provisions in our sales contracts. The majority of the company revenue has been received from developers.

Receivables

Receivables are recorded when invoices are issued and are presented in the balance sheet net of allowances for doubtful accounts.  Receivables are written off when they are determined to be uncollectible.  The allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry and the financial ability of its customers.  The Company believes that no allowance for doubtful accounts is necessary at September 30, 2009 and December 31, 2008.

Cost of Sales

Included in cost of sales are subcontractors, workmen’s compensation insurance and materials.

General and Administrative Expenses

Included in general and administrative expenses are payroll & payroll taxes, automobile expenses, insurance, telephone, professional fees, office expenses and other minor miscellaneous expenses.

Depreciation

Property and equipment is carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. For income tax purposes, depreciation is recorded using accelerated methods of cost recovery over statutory recovery periods.

Depreciable
Asset	Lives

Vehicles	5 years
Office equipment	5 years

Income Taxes

The Company accounts for income taxes using an asset and liability approach under which deferred income taxes are recognized by applying enacted tax rates applicable to future years to the differences between the financial statement carrying amounts and the tax bases of reported assets and liabilities.

The principal items giving rise to deferred taxes are the use of accelerated depreciation methods for machinery and equipment and the carry forward of net operating losses.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Evaluation of Long-Lived Assets

The Company reviews property and equipment for impairment whenever events or changes in circumstances indicate the carrying value may not be recoverable in accordance with guidance in SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets."  If the carrying value of the long-lived asset exceeds the present value of the related estimated future cash flows, the asset would be adjusted to its fair value and an impairment loss would be charged to operations in the period identified.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivable.

The Company's cash and cash equivalents are concentrated primarily in one bank in the United States.  At times, such deposits could be in excess of insured limits.  Management believes that the financial institution that holds the Company financial instrument is financially sound and, accordingly, minimal credit risk is believed to exist with respect to these financial instruments.

The Company grants credit to customers based on an evaluation of the customer’s financial condition, without requiring collateral.  Exposure to losses on receivables is principally dependent on each customer’s financial condition.  The Company controls its exposure to credit risk due to normally dealing with the same contractors and receiving payment for materials prior to completion of the services.

Earnings Per Share

Basic earnings (loss) per share is computed by dividing loss by the weighted average number of common shares outstanding during the specified period. Diluted earnings per common share is computed by dividing net earnings (loss) by the weighted average number of common shares and potential common shares during the specified period. For the nine and three months ended September 30, 2009 and 2008, there were no potential shares outstanding.

Fair Value of Financial Instruments

The fair value of accounts receivables, accounts payable and accrued expenses, and notes payable approximates fair value based on their short maturities.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 is effective as of the beginning of the Company's 2009 fiscal year.  In February 2008, the FASB deferred the effective date of SFAS No. 157 for non-financial assets and liabilities that are recognized or disclosed at fair value on a nonrecurring basis until the beginning of fiscal year 2010.  The Company adopted SFAS No. 157 with respect to financial assets and liabilities on January 1, 2008.  There was no material effect on the financial statements upon adoption of this new accounting pronouncement.  The impact on the financial statements from adoption of SFAS No. 157 as it pertains to non-financial assets and liabilities has not yet been determined.

SFAS No. 157 discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flow), and the cost approach (cost to replace the service capacity of an asset or replacement cost).  The statement utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2: Inputs, other than quoted prices that are observable for the asset or liability, either directly or indirectly.  These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3: Unobservable inputs that reflect the reporting entity's own assumptions.

The assets measured at fair value on a recurring basis as of September 30, 2009 are as follows:

Assets:	Level 1	Level 2	Level 3	September 30, 2009
Cash and cash equivalents	$6,517	$-	$-	$6,517

New Financial Accounting Standards

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including and Amendment of FASB Statement No. 115."  SFAS No. 159 provides entities with an irrevocable option to report selected financial assets and financial liabilities at fair value.  It also establishes presentation and disclosure requirements that are designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  The Company adopted SFAS No. 159 on January 1, 2008 and chose not to elect the fair value option for its financial assets and liabilities that had not been previously carried at fair value.  Therefore, material financial assets and liabilities not carried at fair value, such as other assets, accounts payable and other liabilities are reported at their carrying values.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” This standard establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquired and the goodwill acquired. This statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) is effective for which the acquisition date is or after an entities fiscal year end that begins after December 15, 2008.  The provisions of SFAS 141(R) are effective for the Company for the fiscal year ending December 31, 2009. The Company adopted SFAS No. 141(R) on January 1, 2009 and the adoption of SFAS 141(R) did not have a material impact on its financial statements.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 amends Accounting Research Bulletin (“ARB”) No. 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements.  SFAS No. 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest on the face of the consolidated statement of income.  Under SFAS No. 160, the accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation must be accounted for as equity transactions for the difference between the parent’s carrying value and the cash exchanged in the transaction.  In addition, SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated (except in the case of a spin-off), and requires expanded disclosure in the Consolidated Financial Statements that clearly identify and distinguish between the interests of the parent’s ownership interest and the interests of the noncontrolling owners of a subsidiary.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company adopted SFAS No. 160 on January 1, 2009, as required, and it did not have a significant impact on its financial statements.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

In April 2009, the FASB issued FASB Staff Positions ("FSP") FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments".  These FSPs amend rules for other-than-temporary impairments, provide for guidance on calculating fair values in inactive and distressed markets and require quarterly fair value disclosures.  These FSPs are effective for interim and annual reporting periods ending after June 15, 2009, with early adoptions permitted for periods ending after March 15, 2009.  The adoption of these FSPs did not have a material impact on the Company's financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events."  SFAS No. 165 defines subsequent events as events or transactions that occur after the balance sheet date, but before the financial statements are issued.  It defines two types of subsequent events: recognized subsequent events, which provide additional evidence about conditions that existed at the balance sheet date, and non-recognized subsequent events, which provide evidence about conditions that did not exist at the balance sheet date, but arose before the financial statements were issued.  Recognized subsequent events are required to be recognized in the financial statements, and non-recognized subsequent events are required to be disclosed.  SFAS No. 165 requires entities to disclose the date through which subsequent events have been evaluated, and the basis for that date.  SFAS 165 is consistent with current practice and did not have any impact on the Company's consolidated financial statements.  Subsequent events were evaluated through October 27, 2009.

In September 2009, the FASB implemented certain modifications to FASB ASC Topic 860, Transfers and Servicing, as a means to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets. These modifications must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

During the third quarter of 2009, the Company adopted the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles in accordance with FASB ASC Topic 105, “Generally Accepted Accounting Principles” (the “Codification”).  The Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Effective with the Company’s adoption on July 1, 2009, the Codification has superseded all prior non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification has become non-authoritative. As the adoption of the Codification only affected how specific references to GAAP literature have been disclosed in the notes to our condensed consolidated financial statements, it did not result in any impact on the Company’s results of operations, financial condition or cash flows.

Updates to the FASB Codification Applicable to the Company

The FASB has published FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820)—Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This Update amends Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This Update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

2.             PROPERTY and EQUIPMENT

	September 30,	December 31,
	2009	2008

Office equipment	$2,479	$2,479
Vehicles	110,146	110,146
	112,625	112,625
Less: accumulated depreciation	63,788	46,894
	$48,837	$65,731

Depreciation expense for the nine months ended September 30, 2009 and 2008 was $16,894 and $16,894, respectively.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

3.             DEBT

Long-term debt consisted of the following:

	September 30,	December 31,
	2009	2008
Automobile loan, due to Southeast Toyota,
no interest and monthly payment of $627
This note matures December 2011	$18,245	$23,203

Automobile loan, due to Southeast Toyota,
no interest and monthly payment of $627
This note matures December 2011	19,499	22,577

Automobile loan, due to SunTrust Bank,
interest of 7.11% per annum, monthly payment
of $541
This note matures July 2012	20,687	25,372
	58,431	71,152

Less: Current portion	(24,076)	(23,478)
	$34,354	$47,674

Future minimum payments:	Year Ending December 31,
	2009	$6,019
	2010	24,076
	2011	24,076
	2012	4,259
		$58,431

Interest expense for the nine months ended September 30, 2009 and 2008 amounted to $828 and $1,498, respectively.

4.            COMMON STOCK

The Articles of Incorporation of the Company as originally filed on July 7, 2006 provided for authorized capital stock of 100 shares of common stock, par value $.10 per share.  On July 10, 2006, the Company issued one share of common stock to each of the three founding stockholders.  Effective September 2008, the Company amended its articles of incorporation to increase the number of authorized common stock to 100,000,000 shares of common stock, par value $.001 per share; to authorize a new class of preferred stock, par value $.001 per share; and to change each of the three outstanding shares of common stock, par value $.10 per share, into 1,000,000 shares of common stock, par value $.001 per share.  All share and per share information have been revised to give retroactive effect to the stock split.

ROYAL STYLE DESIGN INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009

On October 9, 2008, the Company issued 500,000 shares of common stock valued at $20,000 (the fair value of the consideration received) to Alexander Sorokoumov, the father of Ivan Sorokoumov, Chief Financial Officer, for consulting services to be performed in the area of business growth and development.  The term for the consulting services is for a period of one year, and the expense for the year ended December 31, 2008 was $4,603.

On October 9, 2008, the Company issued 500,000 shares of common stock valued at $20,000 (the fair value of the consideration received) to each Nikolaj Uraev and Iossif Yenikeyev for consulting services to be performed in the area of business growth and development.  The term for the consulting services is for a period of one year, and the expense for the year ended December 31, 2008 was $9,025.

On April 29, 2009, the Company closed a private placement offering of 2,000,000 shares of its common stock, and received gross proceeds of $100,000, which after expenses of approximately $2,700, will be used to fund operations.

5.            INCOME TAXES

The Company adopted the provisions of Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes”, (“FIN 48”) on January 1, 2007.  As a result of the implementation of FIN 48, the Company recognized no adjustment in the net liability for unrecognized income tax benefits.

6.            RELATED PARTY TRANSACTIONS

The Company incurs services by a subcontractor whose company is owned by the father or one of the principal shareholders of the Company.  For the nine months ended September 30, 2009 and 2008, the amounts were $76,017 and $71,105, respectively.  As at September 30, 2009 and December 31, 2008, the amount due the related party was $12,240 and $4,939, respectively.  The Company believes the transactions between the Company and the related party are on the same basis as to independent third parties.

ITEM 2.          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations should be read in conjunction with our financial statements and related notes appearing elsewhere in this prospectus.  This discussion and analysis contain forward−looking statements that involve risks, uncertainties and assumptions.  Actual results may differ materially from those anticipated in these forward−looking statements as a result of certain factors, including, but not limited to, those presented under the heading of “Risk Factors” and elsewhere in this prospectus.

Overview

The Company was incorporated in the State of Florida on July 7, 2006.  We specialize in customized surface installation solutions for floors, walls and other parts of the home using wood, glass, stone and ceramic tile in custom designed homes throughout central Florida.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2008.

Revenues
Revenues for the nine months ended September 30, 2009 and 2008 were $275,368 and $318,951, respectively.  Revenues decreased by $43,583 or approximately 14%.

Cost of Sales
Cost of sales for the nine months ended September 30, 2009 and 2008 were $224,728 and $193,115, respectively.  Cost of sales increased by $31,613 or approximately 16%.

Net Earnings (Loss)
During the nine months ended September 30, 2009, we incurred a net loss of $117,204, as compared with net earnings of $2,798 for the comparable period in 2008, the increased loss being primarily attributable to an increase in general and administrative expenses from approximately $103,140 in 2008 to $150,122 in 2009, a decrease in sales from $318,951 for the nine months ended September 30, 2008, to $275,368 for the nine months ended September 30, 2009, coupled with an increase in cost of sales from $193,115 in 2008 to $224,728 in 2009.

Our loss from operations in the nine months ended September 30, 2009 was $116,376, as compared with income from operations of $5,802 in 2008.

Our increase in general and administrative expenses in 2009 is attributable to many factors that were not present in the previous year including legal and accounting and auditing expenses involved with the filing of registration statements with the Securities and Exchange Commission and compliance with Securities Exchange Act of 1934 reporting requirements.

THREE MONTHS ENDED SEPTEMBER 30, 2009 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2008.

Revenues
Revenues for the three months ended September 30, 2009 and 2008 were $64,997 and $144,159, respectively.  Revenues decreased by $79,162 or approximately 55%.

Cost of Sales
Cost of sales for the three months ended September 30, 2009 and 2008 were $32,520 and $92,713, respectively.  Cost of sales decreased by $60,193 or approximately 65%.

Net Earnings (Loss)
During the three months ended September 30, 2009, we incurred a net loss of $14,961, as compared with a net loss of $6,317 for the comparable period in 2008, the increased loss being primarily attributable to a decrease in sales from $144,159  for the three months ended September 30, 2008, to $64,997 for the three months ended September 30, 2009, coupled with a decrease in cost of sales from $92,713 in 2008 to $32,520 in 2009. For the three month period ended September 30, 2009, we had a decrease in general and administrative expense, from $51,658 in the comparable period in 2008, to $41,806 in 2009.

Our loss from operations in the three months ended September 30, 2009 was $14,961, as compared with net income from operations of $6,317 in 2008.

Our increase in general and administrative expenses in 2009 is attributable to many factors that were not present in the previous year including legal and accounting and auditing expenses involved with the filing of a registration statement with the Securities and Exchange Commission and compliance with Securities Exchange Act of 1934 reporting requirements.

Liquidity and Capital Resources

We had working capital deficit of $17,590 and stockholders' deficiency in the amount of $2,683 at September 30, 2009.

We have three outstanding loans for company trucks of which total outstanding balance of $71,152 was owed as of December 31, 2008, and payments totaling $1,795 per month are as follows: for the 2006 Toyota Tundra purchased in December 2006 the monthly payment is $626.95 monthly payment for a 60 month term; for the 2006 Toyota Tundra purchased in December 2006 the monthly payment is $626.95 monthly payment for a 60 month term; and for the 2006 Toyota Tundra purchased in January 2007 the monthly payment is $540.60 for a 66 month term.

On April 29, 2009, we closed a private placement offering of 2,000,000 shares of our common stock, and received gross proceeds of $100,000 which, after expenses of the offering of approximately $2,700, was used to pay our outstanding accounts payable, as well as to increase our marketing efforts to developers, builders and construction companies similar to those with which we work now.

Previously our only sources of liquidity were from our service revenues. Unless our service revenues and results of operations improve significantly, and we attain profitable operations, the continuation of the Company as a going concern will be dependent upon our ability to  obtain necessary equity financing to continue operations.  Accordingly, there is substantial doubt concerning our ability to continue as a going concern.

Cash increased approximately $6,199 during the nine months ended September 30, 2009.  The increase is primarily attributable to the issuance of common stock of $98,332 offset, in part, to the payment of long-term debt of $12,721 and a decrease in cash provided by operating activities of $82,295 (primarily a net loss of $117,204 offset, in part, by a decrease in net operating assets and liabilities of $36,844, and by non-cash consulting depreciation expense of $16,894.

Accounts receivable were $18,877 at September 30, 2009, as compared to $14,738 at December 31, 2008.  The increase is primarily due to slower payments by customers due to the current economic downturn.  Accounts payable and accrued expenses were $31,969 at September 30, 2009, as compared to $40,604 at December 31, 2008.  The decrease is primarily due to a decrease in revenue and faster payments on accounts payable.  The Company completed a private placement of approximately $100,000 in April 2009, to fund its current operations.

Off−Balance Sheet Arrangements

We have not entered into any off−balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

Inflation

It is the opinion of the Company that inflation has not had a material effect on its operations.

Critical Accounting Policies and Estimates

The discussion and analysis of our plan of operations is based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of our consolidated financial statements requires us to make estimates and assumptions that affect our reported results of operations and the amount of reported assets and liabilities.

Some accounting policies involve judgments and uncertainties to such an extent that there is reasonable likelihood that materially different amounts could have been reported under different conditions, or if different assumptions had been used. Actual results may differ from the estimates and assumptions used in the preparation of our consolidated financial statements.

Note 1 to our audited Financial Statements included in this Report discusses of the most significant policies we apply, or intend to apply, in preparing our consolidated financial statements, some of which are subject to alternative treatments under accounting principles generally accepted in the United States of America.

The principal accounting policy potentially subject to change as a result of our business operations is that relating to the treatment of our receivables and the related allowance for doubtful accounts that would be shown on our balance sheet. Our allowance for doubtful accounts is estimated based on the Company’s historical losses, the existing economic conditions in the construction industry and the financial ability of its customers.  The Company believes that no allowance for doubtful accounts is necessary at December 31, 2008 and 2007, nor at September 30, 2009. However, in the future we may have to make provision for an allowance for doubtful accounts depending on the financial strength of the customers that owe us payments, as well as our estimate of economic conditions generally in the areas where we operate.

New Financial Accounting Standards

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including and Amendment of FASB Statement No. 115."  SFAS No. 159 provides entities with an irrevocable option to report selected financial assets and financial liabilities at fair value.  It also establishes presentation and disclosure requirements that are designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities.  The Company adopted SFAS No. 159 on January 1, 2008 and chose not to elect the fair value option for its financial assets and liabilities that had not been previously carried at fair value.  Therefore, material financial assets and liabilities not carried at fair value, such as other assets, accounts payable and other liabilities are reported at their carrying values.

In December 2007, the FASB issued SFAS No. 141(R), “Business Combinations.” This standard establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in the acquired and the goodwill acquired. This statement also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination.  SFAS No. 141(R) is effective for which the acquisition date is or after an entities fiscal year end that begins after December 15, 2008.  The provisions of SFAS 141(R) are effective for the Company for the fiscal year ending December 31, 2009. The Company adopted SFAS No. 141(R) on January 1, 2009 and the adoption of SFAS 141(R) did not have a material impact on its financial statements.

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment of ARB No. 51” (“SFAS No. 160”).  SFAS No. 160 amends Accounting Research Bulletin (“ARB”) No. 51 to establish accounting and reporting standards for the noncontrolling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary.  It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the Consolidated Financial Statements.  SFAS No. 160 also requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest on the face of the consolidated statement of income.  Under SFAS No. 160, the accounting for changes in a parent’s ownership interest in a subsidiary that do not result in deconsolidation must be accounted for as equity transactions for the difference between the parent’s carrying value and the cash exchanged in the transaction.  In addition, SFAS No. 160 also requires that a parent recognize a gain or loss in net income when a subsidiary is deconsolidated (except in the case of a spin-off), and requires expanded disclosure in the Consolidated Financial Statements that clearly identify and distinguish between the interests of the parent’s ownership interest and the interests of the noncontrolling owners of a subsidiary.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008.  The Company adopted SFAS No. 160 on January 1, 2009, as required, and it did not have a significant impact on its financial statements.

In April 2009, the FASB issued FASB Staff Positions ("FSP") FAS 115-2 and FAS 124-2, "Recognition and Presentation of Other-Than-Temporary Impairments".  These FSPs amend rules for other-than-temporary impairments, provide for guidance on calculating fair values in inactive and distressed markets and require quarterly fair value disclosures.  These FSPs are effective for interim and annual reporting periods ending after June 15, 2009, with early adoptions permitted for periods ending after March 15, 2009.  The adoption of these FSPs did not have a material impact on the Company's financial statements.

In May 2009, the FASB issued SFAS No. 165, "Subsequent Events."  SFAS No. 165 defines subsequent events as events or transactions that occur after the balance sheet date, but before the financial statements are issued.  It defines two types of subsequent events: recognized subsequent events, which provide additional evidence about conditions that existed at the balance sheet date, and non-recognized subsequent events, which provide evidence about conditions that did not exist at the balance sheet date, but arose before the financial statements were issued.  Recognized subsequent events are required to be recognized in the financial statements, and non-recognized subsequent events are required to be disclosed.  SFAS No. 165 requires entities to disclose the date through which subsequent events have been evaluated, and the basis for that date.  SFAS 165 is consistent with current practice and did not have any impact on the Company's consolidated financial statements.  Subsequent events were evaluated through October 27, 2009.

In September 2009, the FASB implemented certain modifications to FASB ASC Topic 860, Transfers and Servicing, as a means to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its financial statements about a transfer of financial assets, the effects of a transfer on its financial position, financial performance, and cash flows, and a transferor’s continuing involvement, if any, in transferred financial assets. These modifications must be applied as of the beginning of each reporting entity’s first annual reporting period that begins after November 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

During the third quarter of 2009, the Company adopted the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles in accordance with FASB ASC Topic 105, “Generally Accepted Accounting Principles” (the “Codification”).  The Codification has become the source of authoritative U.S. generally accepted accounting principles (GAAP) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Effective with the Company’s adoption on July 1, 2009, the Codification has superseded all prior non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification has become non-authoritative. As the adoption of the Codification only affected how specific references to GAAP literature have been disclosed in the notes to our condensed consolidated financial statements, it did not result in any impact on the Company’s results of operations, financial condition or cash flows.

Updates to the FASB Codification Applicable to the Company

The FASB has published FASB Accounting Standards Update No. 2009-12, Fair Value Measurements and Disclosures (Topic 820)—Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). This Update amends Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent). This Update also requires new disclosures, by major category of investments, about the attributes of investments included within the scope of this amendment to the Codification. The guidance in this Update is effective for interim and annual periods ending after December 15, 2009. The Company does not expect the adoption of this standard to have an impact on the Company’s results of operations, financial condition or cash flows.

ITEM 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Commodity Risk – Our raw material costs for our installations, in the normal course of business, could be affected by increased commodity prices for tile, stone, wood and other materials that we use.

Credit Risk - Our accounts receivables are subject, in the normal course of business, to collection risks. We regularly assess these risks and have established policies and business practices to protect against the adverse effects of collection risks. As a result we do not anticipate any material losses in this area.

ITEM 4T.  CONTROLS AND PROCEDURES.

The Company's President and its Chief Financial Officer are primarily responsible for the accuracy of the financial information that is presented in this Quarterly Report.  These officers have as of the close of the period covered by this Quarterly Report, evaluated the Company's disclosure controls and procedures (as defined in Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) and determined that such controls and procedures were effective in ensuring that material information relating to the Company was made known to them during the period covered by this Quarterly Report.  In their evaluation, no changes were made to the Company's internal control over financial reporting (as defined in Rule 13a-15(f) promulgated under the Exchange Act) in this period that have materially affected, or are reasonably likely materially to affect, the Company’s internal control over financial reporting.

PART II—OTHER INFORMATION

ITEM 6.  EXHIBITS.

31.1	Certification of Chief Executive Officer Pursuant to Section 302 of The Sarbanes Oxley Act of 2002.

31.2	Certification of Chief Financial Officer Pursuant to Section 302 of The Sarbanes Oxley Act of 2002.

32.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Oxley Act of 2002.

32.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Oxley Act of 2002.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROYAL STYLE DESIGN, INC.
(Registrant)

By:	/s/ Nikolay Lobachev
Nikolai Lobachev,
Chief Executive Officer

Dated: October 27, 2009

EXHIBIT INDEX

Exhibit Number	Description
31.1	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
31.2	Certification of Chief Financial Officer Pursuant to Section 302 of the Sarbanes Oxley Act of 2002.
32.1	Certification of Chief Executive Officer Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Oxley Act of 2002.
32.2	Certification of Chief Financial Officer Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Oxley Act of 2002.